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                                                               EXHIBIT 10.17

                              CONSULTING AGREEMENT

       This Agreement is made effective as of September 30, 1999 (the "EFFECTIVE DATE") and executed on March 28, 2000 between StudioBuzz.com, LLC, a California limited liability company, located at 1351 4th Street, Suite 227, Santa Monica, CA 90401 ("COMPANY"), and Mediachase, Ltd., a Delaware corporation, located at 8286 Santa Monica Blvd., West Hollywood, CA 90046 ("CONSULTANT").

In consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement, capitalized terms shall have the following meaning(s):

       1.1 "COMPANY MATERIALS" means a copy of all applicable Company Marks (as defined in Section 10.1) and all other concepts, methods, text, images and materials (with all materials provided by Company, its advertising agency, or Company's other agents, including any works of authorship) that Company will provide to Consultant pursuant to the Project Schedule or otherwise in connection with Consultant's services hereunder.

       1.2 "COMPANY WEB SITE" means the Web Site to be developed by Consultant and comprised of all the Works as described in the Project Schedule.

       1.3 "ERROR" means any reproducible error, problem, or defect resulting from: (a) an incorrect functioning of the Software that affects the functionality of the Company Web Site(s) (based upon the specifications provided by Company in the Project Schedule and approved by Consultant) in any material respect; or (b) any failure of the Works delivered to Company hereunder to materially meet the specifications in the Project Schedule.

       1.4 "FINAL DELIVERABLE" means the final version of a Company Web Site or other interactive services product that will be delivered to Company (based upon the specifications provided by Company in the Project Schedule and approved by Consultant) after successful completion of a mutually agreed upon testing plan where Consultant is responsible for verifying that a Company Web Site performs in accordance with the technical specifications in the Project Schedule and the Company is responsible for verifying the business function correctness of the Company Web Site(s) or other interactive services product.

       1.5 "INTERNET" means the world-wide network of computers which provides access to the World Wide Web.


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       1.7    "PROJECT SCHEDULE" means the Project Schedule attached hereto as
Schedule 1.

       1.8 "SOFTWARE" means computer programming/formatting code or operating instructions developed by Consultant and used to create any portion of a Company Web Site, incorporated into a Company Web Site, or used to operate a Company Web Site or a Web Server in connection with a Company Web Site. Software includes, for example, any previously developed files necessary to make forms, buttons, check-boxes, and similar functions and underlying technology or components, such as animation templates, interface programs which link multimedia and other programs, customized graphics manipulation engines, and menu utilities.

       1.9 "THIRD PARTY SOFTWARE" means any software or other computer programming material (for example, a standard authoring program or platform or off-the-shelf software) which is specifically identified in the Project Schedule as being owned by a company or individual other than Consultant, is generally available to the public, including Company, under published licensing terms, and will be used in the development of or to display or run a Company Web Site.

       1.10 "WEB BROWSER" means software designed to allow interactive access to the World Wide Web, including without limitation, Navigator, Microsoft Internet Explorer, Mosaic, MacWeb/WinWeb, Cello, and Lynx.

       1.11 "WEB PAGE" means a document or file that is formatted using HTML, Java or other programming language now or in the future used by Consultant and that is intended to be accessible to Internet users with a Web Browser.

       1.12 "WEB SERVER" means a computer operated by or for Company (a) that Consultant or others use in making a Company Web Site available on the Internet or intranet; or (b) that has a non-live version of a Company Web Site and that is used for making and testing content or other changes to a Company Web Site prior to making such changes available to the public over the Internet.

       1.13 "WEB SITE" means a series of interconnected Web Pages that may either be dynamically generated or may reside in a single directory or multiple directories on a single Web Server or multiple Web Servers.

       1.14 "WORKS" mean the items listed as "Works to be Delivered" in the "Project Timetable, Works Delivery and Payment Schedule" in the Project Schedule, each in the form that Consultant has specifically agreed to deliver that item to Company.

       1.15 "WORLD WIDE WEB" means all of the Web Pages that are accessible to a typical computer user with appropriate access to the Internet using a Web Browser.


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2.     SERVICES.

       2.1 PROJECT SCHEDULES. Consultant has and shall continue to provide certain services to Company, including, by way of example and not by limitation, information architecture development, website design, website content production, and technical consulting ("SERVICES"), all as more fully described and specified on the project schedules that shall, from time to time, be defined and executed by the parties and attached to this Agreement (each, a "PROJECT SCHEDULE"). The initial Project Schedule has been attached hereto as SCHEDULE 1, (relating to the StudioBuzz.com project). Each Project Schedule shall include a description of services to be performed and a detailed budget for such Project Schedule, along with any other supplemental or differing terms from those contained herein. No Project Schedule is valid until executed by both parties. Consultant will complete the Company Web Site(s) on the timetable established in the "Project Timetable, Works Delivery and Payment Schedule" in the Project Schedule (the "PROJECT TIMETABLE"). Company will provide to Consultant the Company Materials, including all media elements, materials, timely approvals necessary for Consultant to complete the Company Web Site(s) on the Project Timetable.

       2.2 MANNER OF PERFORMING SERVICES. Consultant may engage qualified subcontractors in the performance of the services hereunder, provided however that Company may have particular subcontractor(s) removed from the project, in its reasonable discretion, upon two weeks notice to Consultant. Before any Consultant employee, consultant, agent or subcontractor performs services in connection with this Agreement, the employee, consultant, agent or subcontractor and Consultant must have entered into a written agreement containing "work-made-for-hire" and confidentiality provisions substantially equivalent to those contained herein. Such agreement shall be substantially in the form attached hereto; provided, however, that Company pre-approves the existing agreements listed on Schedule 2 hereto.

       2.3 CHANGE ORDERS. The project managers for the parties shall be authorized to approve or disapprove certain changes to the work, schedules and other aspects of the services, in their mutual discretion, as is more particularly described in the attached Project Schedule. Major modifications to the overall scope of work, budget, or the specifications in a Project Schedule, however, shall require execution of a written change order by both parties to this Agreement (a "CHANGE ORDER") in a form mutually acceptable to the parties. Each Change Order complying with this section shall be deemed to be an amendment to the applicable Project Schedule and will become part of this Agreement.

       2.4 THIRD PARTY SOFTWARE. Development and use of a Company Web Site may involve Third Party Software. Unless otherwise specified in the Project Schedule, Consultant will be responsible for payment for, and entering into appropriate licensing agreements concerning Third Party Software required for the development of the


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Company Web Site(s), which payments will be included in the agreed upon budget. Unless otherwise specified in the Project Schedule, the Company will be responsible for payment for, and entering into appropriate licensing agreements concerning use of Third Party Software required to operate (i.e., run and display) the Company Web Site(s) or any other licensing agreements for which Consultant is not responsible hereunder.

       2.6 CONSULTANT PROVIDED MATERIALS. With the exception of the Company Materials and the Third Party Software, Consultant will provide all other graphics, text, drawings, and other materials required to produce the Company Web Site(s) or complete any applicable interactive services as set forth in the Project Schedule.

3. TERM AND TERMINATION. This Agreement shall commence on the Effective Date and shall continue for a period of one (1) year, unless earlier terminated by either party upon 30 days' written notice, provided that termination by Consultant shall not be effective until completion of any specifically defined term set forth on any Project Schedule applicable at the time of such notice, unless otherwise agreed.

       3.1 DEFAULT. In the event that either party hereto materially defaults in the performance of any of its duties or obligations under the Agreement and does not substantially cure such default within 30 days, or fails to commence a cure within 10 days, after being given written notice specifying the default, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice of termination; provided, however, in no event shall the cure for any Company payment default (other than a payment which is disputed in good faith) hereunder continue for longer than 5 business days after notice of the default.

       3.2 PROJECT SCHEDULE. In the event that either party hereto materially defaults in the performance of any of its duties or obligations under a Project Schedule and does not substantially cure such default within 30 days, or fails to commence a cure within 10 days, after being given written notice specifying the default, then the non-defaulting party may, by given written notice thereof to the defaulting party, terminate the Project Schedule as of a date specified in such notice of termination; provided, however, in no event shall the cure for any Company undisputed payment default hereunder continue for longer than 5 business days after notice of the default.

       3.3 INSOLVENCY. In the event that either party hereto becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party hereto may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.


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       3.4    EFFECT OF TERMINATION. Upon termination of this Agreement, Company shall be obligated to pay Consultant for all services rendered pursuant to any outstanding Project Schedules of Work through the effective date of such termination. Upon termination of a Project Schedule, Company shall be obligated to pay Consultant for all services rendered pursuant to the Project Schedule through the effective date of such termination. Termination of this Agreement by either party pursuant to the provisions of this Section 3 shall terminate each party's obligations under this Agreement except for the provisions of this
Section 3.4 and Sections 5.1, 6.3, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16, all
of which shall survive termination of this Agreement.

4.     PAYMENT FOR SERVICES; EXPENSES; EQUIPMENT

       4.1 CHARGES. As full compensation for the Services to be provided by Consultant pursuant to any Project Schedule for activities that are budgeted, reasonably substantiated, and actually worked, Company agrees to pay Consultant in such amounts, at such times and in such manner as is set forth in the budget set forth on the Project Schedule. Consultant agrees that such fees will not exceed Consultant's own actual costs in providing such services (which the parties acknowledge will contain an overhead component as mutually agreed upon in the budget).

       4.2 EXPENSES. Company is responsible for paying or reimbursing all reasonable expenses arising from Consultant's performance of the Services as allowed for in the budget and set forth on the Project Schedule, as well as for cost increases due to events of force majeure (a material interruption or interference with the development or other services by any cause outside of Consultant's reasonable control, including, fire, flood, epidemic, earthquake, explosion, war, blockade, embargo, act of public enemy, civil disturbance, labor disputes, strike, lockout, any applicable law, acts of God), changes that could not be reasonably anticipated at the time the budget was prepared, costs relating to any acceleration of schedule, costs for which Company is reimbursed by insurance, costs associated with any delay in obtaining approvals or Company Materials, and changes requested by Company.

       4.3 EQUIPMENT. The party indicated on the appropriate Project Schedule shall furnish, at that party's expense, all equipment and materials used to perform the Services.

5.     PROVISION OF SERVICES.

       5.1 INDEPENDENT CONTRACTOR. It is understood and agreed that Consultant shall perform the Services as an independent contractor and consultant. Consultant shall not be deemed to be an employee of Company. Consultant shall not be entitled to any benefits provided by Company to its employees, and Company will make no deductions from any of the payments due to Consultant hereunder to pay any governmental agency or authority, except as may otherwise be required by law.


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Consultant agrees that Consultant shall be personally responsible for any and all taxes and other payments due on payments received by him from Company hereunder.

       5.2 KEY PERSONNEL. Christopher Lutz ("LUTZ") has been identified by the parties as being essential to the performance of the services by Consultant hereunder. Lutz shall perform the role described below and in the attached Project Schedule(s) on a first priority, non-exclusive basis, and shall not be removed the projects associated with such Project Schedule(s) without the prior written consent of Company. Should Lutz for any reason become unable or unwilling to continue to perform his role, Company may, in its sole discretion, immediately terminate this Agreement and all Project Schedules, or request that Consultant provide replacement personnel. Any replacement personnel shall have equivalent experience and qualifications and shall be subject to the prior approval of Company. In consideration of the agreement by Lutz to perform these services, the parties acknowledge that Company has agreed to pay Lutz (in addition to the budget specified in the Project Schedule) a monthly consulting fee as set forth in the Project Shedule attached hereto.

6. DELIVERY AND ACCEPTANCE. The following provisions will apply for delivery and acceptance of the Works developed hereunder. The standard for acceptance of the Works developed hereunder shall be material conformity to the specifications set forth in the Project Schedule.

       6.1 Company shall accept or reject the initial version and any corrected version of each Work within 10 business days after receipt, notifying Consultant in writing of any Error, deficiencies or inadequacies in the initial draft. Failure to so notify Consultant within such period shall be deemed acceptance of the Work.

       6.2 If Company rejects the initial version or any corrected version of any Work, Consultant shall immediately begin commercially reasonable attempts to correct such Error and shall have a period of 7 business days from receipt of the written rejection to correct all Errors, deficiencies or inadequacies specified by Company and submit a revised draft, or such amount of time as is reasonably agreed upon by the parties.

       6.3 In the event that Company and Consultant cannot agree on acceptance of, or acceptable modifications to, any Work within 30 business days following the later of (i) the date indicated on the Project Timetable for delivery of that Work; or (ii) the date of the original submission of that Work to Company, Company shall have the option of terminating the Project Schedule on the terms described herein and therein. Unless otherwise expressly provided in the Project Schedule, upon such termination by Company, Company shall be obligated to compensate Consultant for all accepted Work to date, and Company shall not be obligated to compensate Consultant for all work not accepted to date; provided however, that Company shall have the option to receive such unaccepted work so long as Company compensates Consultant. In addition,


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subject to payment of the compensation contemplated in this Section 6.3,
Company shall be entitled to receive copies of all Works (including but not limited to the source code of the Works for use pursuant to the terms herein) in existence at that point, and to take over development of the project from that point.

       In the event of a dispute between the parties as to whether the Work was in material conformity to the specifications set forth in the Project Schedule, the parties agree to submit such dispute to expedited, binding arbitration. The arbitration shall commence within 30 days after the request for arbitration by either party and will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The parties agree to select a single arbitrator in accordance with the Rules, which arbitrator shall have knowledge of the technical delivery issues in the new media area. The arbitrator shall decide all matters in dispute in accordance with the law of the State of California and the provisions of this Agreement. To the extent that such Rules are silent, the procedures for arbitration in the State of California, Cal. Code Civ. Proc ' 1280 et seq., shall be applicable to the arbitration. Notwithstanding anything to the contrary in the Rules or the Code of Civil Procedure, the parties agree that there shall be no depositions and limited document discovery as ordered by the arbitrator. The arbitration shall be initiated in and take place in Los Angeles County, California, or any other place selected by mutual, written agreement. All costs incurred in connection with any arbitration proceedings hereunder shall be divided evenly between the party(ies). Each party shall bear his, her or its own attorneys' fees and costs. The award rendered by the arbitrator shall be final and conclusively binding on the parties, and judgment on such award may be entered in any court of competent jurisdiction. Neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties.

7. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Consultant that:

       7.1 Company either owns or has the right to the use (as contemplated herein) of the Company Materials and Company Marks. Company represents and warrants that the Company Materials and Company Marks are either proprietary to Company or are the intellectual property of third parties duly licensed to Company. Company further represents and warrants that it has full right and power to enter into and perform this Agreement without the consent of any third party

       7.2 Company further represents and warrants that it has either sole, exclusive title to the Company Materials or the right to license or sub-license such Company Materials and that such Company Materials do not and will not infringe upon or violate any U.S. patent, copyright, trademark, trade secret, or other proprietary or intellectual property rights of any third party. Company also represents and warrants and covenants that its use of the Final Deliverable will comply with applicable laws,


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regulations and all third party agreements applicable hereto.

8. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. Consultant hereby represents and warrants, to the best of Consultant's knowledge, that:

       8.1 (a) Consultant is the originator or valid licensee of works created under this Agreement on behalf of Company and any third parties will have executed assignment of rights reasonably acceptable to Company; (b) all work delivered to Company under this Agreement, excluding any Third Party Software or third party materials and materials provided by Company, does not infringe the proprietary rights of any third party; (c) none of the Work produced by Consultant nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (d) Consultant will not grant, directly or indirectly, any rights or interest whatsoever in the Company Materials to third parties except as provided herein or a Project Schedule; (e) Consultant has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Consultant will take all reasonably necessary precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company's property) in connection with Consultant's services during the term of this Agreement; (g) should Company permit Consultant to use any of Company's equipment, tools, or facilities during the term of this Agreement, such permission shall be gratuitous and Consultant shall be responsible for any injury to any person (including death) or damage to property (including Company's property) arising out of use of such equipment, tools or facilities, whether or not such claim is based upon its condition or on the alleged negligence of Company in permitting its use; (h) Consultant shall comply with all applicable laws and regulations in performance of its services hereunder. Notwithstanding the foregoing, Consultant shall not be deemed to be making any representations or warranties that any of the Work or the services of Consultant hereunder do not violate any pending or issued patent; provided, however, that Consultant represents and warrants that it has no actual knowledge (without any investigation) of any such patent violation(s).

       8.2 Consultant further represents that, subject to the qualifications herein, the Final Deliverable accepted by Company will materially comply with the specifications in the Project Schedule and any Change Orders; and the Final Deliverable will function with properly configured Web Browsers and with MailServ, ListServ, GopherServ, FTP servers, and Telnet. The Consultant expressly disclaims any warranty that the Final Deliverable will be error free or operate without interruption.

9.     CONFIDENTIAL INFORMATION.

       9.1 CONFIDENTIALITY. In connection with the purposes of this Agreement, each party (the "disclosing party") has and will continue to disclose to the other party (the "receiving party") certain information (i) that is marked or otherwise identified, orally or in


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writing, as confidential or proprietary information of the disclosing party or a third party ("CONFIDENTIAL INFORMATION") prior to, upon or promptly after receipt by the receiving party; or (ii) which the receiving party should recognize from the circumstances surrounding the disclosure to be Confidential Information. The receiving party (x) shall hold all Confidential Information in confidence and will use such information only for the purposes of fulfilling the receiving party's obligations hereunder and for no other purpose, and (y) shall not disclose, provide, disseminate or otherwise make available any Confidential Information of the disclosing party to any third party, in either case without the express written permission of the disclosing party.

       9.2    SCOPE. The foregoing obligations in Section 9.1 shall not apply to
(a) use or disclosure of any information pursuant to the exercise of the receiving party's duties under this Agreement; (b) information that is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (c) information that is independently developed or learned by the receiving party other than pursuant to this Agreement; (d) information that is lawfully obtained from a third party who has the right to make such disclosure without restriction; (e) any disclosure required by applicable law, provided that the receiving party shall use reasonable efforts to give advance notice to and cooperate with the disclosing party in connection with any efforts to prevent such disclosure; or (f) information that is released for publication by the disclosing party in writing.

10.    TRADEMARKS.

       10.1 LICENSE TO USE COMPANY MATERIALS, TRADEMARKS AND LOGOS. Subject to the terms and conditions of this Agreement, Company hereby grants to Consultant a limited, non-exclusive, non-transferable license to use any Company Materials, and to use the Company's insignia, tradenames, trademarks, service marks and logos set forth therein, or as otherwise specified in writing by Company (collectively the "COMPANY MARKS"), to display Company Marks in order for Consultant to perform its obligations under this Agreement. Subject to the terms and conditions of this Agreement, Consultant hereby grants to Company a limited, non-exclusive, non-transferable license to use any Consultant materials provided to Company by Consultant (if any) (the "CONSULTANT MATERIALS"), and to use the Consultant's insignia, tradenames, trademarks, service marks and logos set forth therein, or as otherwise specified in writing by Consultant (collectively the "CONSULTANT MARKS"), to display Consultant Marks in order for Company to perform its obligations under this Agreement.

       10.2 ADVERTISING, AND CREDIT. Except as provided herein, no press release, announcement, publication, or other use of the Consultant Marks or Company Marks, as applicable (collectively, the "MARKS"), shall be made by either party without the other party's prior written approval. Consultant shall use only the most current Company Materials and Company Marks, as may be provided by Company from time to time. Consultant shall not form any combination marks with Company Marks. Company shall


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use only the most current Consultant Marks, as may be provided by Consultant from time to time. Company shall not form any combination marks with Consultant Marks. Each party agrees and recognizes the other party's exclusive ownership of such party's Marks worldwide, and agrees not to take any action inconsistent with the other party's ownership of the Marks and agrees that any benefits accruing from use of such Marks shall automatically vest in the party owning such Marks. Consultant may not modify for public display any Company Materials or Company Marks, except upon receiving Company's prior written approval on a case-by-case basis. Company shall not modify the Consultant Marks. All rights not expressly granted hereunder are reserved by the parties.

11.    NON-INTERFERENCE WITH BUSINESS.

       11.1 SUBSTANTIALLY SIMILAR SERVICES. During the Term, Consultant agrees not to undertake work on a project that is competitive to the project described in the Project Schedule for any competitor of Company (as determined by Company) without first receiving written permission to do so from Company. The term "competitive" shall have the meaning set forth in the Project Schedule.

       11.2 COMPANY CLIENTS, ASSOCIATES AND EMPLOYEES. Neither party shall, directly or indirectly solicit or encourage to cease work with the other party or any of its affiliates any employee or consultant then under contract with such party or any of its affiliates within 3 months of the termination of this Agreement.

12.    ALLOCATION OF INTELLECTUAL PROPERTY RIGHTS.

       12.1 RIGHTS IN THE SOFTWARE. The Software and all rights and any source code related to the Software shall be owned exclusively by Consultant. Consultant shall retain the right to reuse or incorporate Software whether previously developed or developed pursuant to the Project Schedule, or in other projects for other customers, provided however, that no Software containing any Company Materials shall be reused in such manner.

       12.2 RIGHTS IN THE WORKS. Subject to the rights of Consultant in the Software described in Sections 12.1 and with the exception of any Third Party Software, (i) the services provided by Consultant and the Works shall constitute "works made for hire" for Company, as that phrase is defined in the Copyright Act, and (ii) Company shall be considered the author and shall be the copyright owner of the Works. If any of the Works do not qualify for treatment as "works for hire" or if Consultant retains any interest in any components of the Works for any other reason, Consultant hereby grants, assigns and transfers to Company ownership of all United States and international copyrights and all other intellectual property rights in the Works, subject to certain rights of Consultant described herein, and all the rights of use with respect thereof which are intended to be conferred under this Section 12.2, free and clear of


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any and all claims for royalties or other compensation except as stated in a
Project Schedule or herein.

       12.3 RIGHTS IN THE MARKS; DOMAIN NAMES. Consultant agrees that the Company Marks and any goodwill appurtenant thereto shall be owned exclusively by Company and shall inure solely to the benefit of Company. Company agrees that the Consultant Marks and any goodwill appurtenant thereto shall be owned exclusively by Consultant and shall inure solely to the benefit of Consultant. Company shall own and be the registrant for all domain names associated with any Company Web Site developed hereunder. If Consultant registers any domain names on behalf of Company, Consultant shall take all actions necessary to effect transfer of such domain names to Company.

       12.4 LIMITED LICENSE TO THE SOFTWARE. Consultant hereby grants Company in perpetuity a nonexclusive, non-transferable license throughout the universe to copy, distribute, transmit, display, perform, create derivative works, and otherwise use the Software in object code form, in whole or in part, including, without limitation, the right to add to, subtract from, arrange, rearrange, revise, modify, change and adapt the Software and any part or element thereof. All rights under this license shall be exercised by the Company solely to operate, maintain, and make the Company Web Site(s) available to end users or for other related business purposes.

       12.5 THIRD PARTY SOFTWARE. Consultant has identified in the Project Schedule certain Third Party Software which may be used in the development of (or may need to be used by Company in the operation or modification of) the Company Web Site(s) for which Consultant cannot grant to Company the rights set forth in Sections 12.2 and 12.3 above. Except to the extent described in a Project Schedule, Consultant represents and warrants to Company that there are no restrictions or royalty terms applicable to Consultant's or Company's use of such Third Party Software in making the Company Web Site(s) available on the Internet or in preparing modifications of the Company Web Site(s).

13.    INDEMNIFICATION

Company shall defend, indemnify and hold Consultant and its principals, officers, directors and affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against them by a third party arising out of (i) any breach or alleged breach of any of the representations and warranties of Company contained herein, (ii) any breach or alleged breach by Company of any other covenant contained herein, or (iii) the production, development or exploitation of the Work or the operation of Company's business; provided, however, that the foregoing shall not be deemed to relieve Consultant of its obligation to indemnify Company as provided herein.


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Consultant agrees to indemnify and hold Company and its principals, officers, directors and affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against them by a third party arising out of (i) any breach of any of the representations and warranties of Consultant contained herein, or (ii) any breach by Consultant of any other covenant contained herein.

The party being indemnified hereunder (the "indemnified party") shall notify the party agreeing to indemnify such party (the "indemnifying party") promptly of any such claim in writing, provided, however, that the failure to give such notice shall not relieve the indemnifying party of the indemnifying party's obligations hereunder except to the extent that the indemnifying party was actually and materially prejudiced by such failure with the indemnified party's liability limited to direct damages caused by such failure. The indemnifying party will have the sole right to conduct the defense of any such claim or action (with counsel reasonably satisfactory to the indemnified party) and all negotiations for its settlement or compromise unless otherwise agreed to in writing. However, if the indemnifying party, after receiving notice of any such claim, fails promptly to begin the defense of such claim or action, the indemnified party may (upon notice to the indemnifying party) retain counsel and commence to undertake the defense, compromise, or settlement of such claim or action and any such actions shall be at the expense of the indemnifying party unless and until indemnifying party undertakes the defense as contemplated herein. Neither party may enter into any compromise or settlement that materially affects the other party without the other party's written approval.

14. LIMITATION OF LIABILITY. NOTWITHSTANDING ANY TERM OR PROVISION CONTAINED IN THIS AGREEMENT, IN NO EVENT WHATSOEVER SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON, FIRM OR CORPORATION, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR OTHER SIMILAR TYPE OF DAMAGES, INCLUDING YET NOT LIMITED TO DAMAGES BASED UPON LOSS OF PROFITS AND/OR LOSS OF BUSINESS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, AND/OR SUCH PARTY'S ALLEGED BREACH OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY IS INFORMED, KNEW OR SHOULD HAVE KNOWN, OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

THE LIMITATIONS ON LIABILITY SET FORTH IN THIS SECTION SHALL APPLY TO ALL CAUSES OF ACTION, INCLUDING, YET NOT LIMITED TO, BREACH OF CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, NEGLIGENCE MISREPRESENTATION AND OTHER TORTS, AND LIABILITY BASED UPON THE PROVISIONS OF ANY PART OF THIS AGREEMENT AND ANY FEDERAL, STATE AND/OR LOCAL LAW AND/OR ORDINANCE.


Consultant_______________     Company______________

15. EQUITABLE RELIEF. Except for the limitations described in Section 14, each party recognizes that nothing in this Agreement is intended to limit any remedy of the other under the California Uniform Trade Secrets Act. In addition, Consultant recognizes that the covenants contained in Section 8 hereof are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such covenants, and that Consultant's violation or threatened violation of such covenants will cause Company irreparable harm and significant injury, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, Consultant agrees that Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief Company deems appropriate, without the necessity of posting of any bond or security. This right shall be in addition to any other remedy available to Company in law or equity.

16.    MISCELLANEOUS

       16.1 RETURN OF COMPANY PROPERTY. On termination of this Agreement, or at any time the Company so requests, Consultant will deliver immediately to the Company all property belonging to the Company and all material containing or constituting Company's Confidential Information, including any copies in its possession or control, whether prepared by Consultant or by others. On termination of this Agreement, Company will deliver immediately to the Consultant all property belonging to the Consultant and all material containing or constituting Consultant's Confidential Information, including any copies in its possession or control, whether prepared by Company or by others.

       16.2 GOVERNING LAW. This contract will be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflicts of laws rules. Any dispute arising under this Agreement shall be heard in the state or federal courts within Los Angeles County, California.

       16.3. SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity or enforceability of the other provisions shall not be affected.

       16.4. ASSIGNMENT. Consultant shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any purported assignment, transfer, or delegation by Consultant shall be null and void. In the event of any assignment by Company to a third party, Company shall thereafter remain liable for its obligations hereunder.


Consultant_______________     Company______________

       16.5 MODIFICATION. No term or provision of this Agreement may be amended, waived, released, discharged or modified in any respect except in writing, signed by the parties hereto.

       16.6 AMENDMENT. In circumstances where the Services change and/or new Services arrangements are made, the terms and conditions as described by all other provisions of this Agreement will remain in full force and effect whether or not a new Agreement, addendum, or change order is executed by both parties.

       16.7 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof, and there are no terms, conditions, representations, warranties or covenants other than those contained herein. This Agreement supersedes any previous agreements or understandings between the parties with respect to the subject matter hereof, whether written or oral.

       16.8 HEADINGS AND CAPTIONS. The Headings and Captions in this Agreement are included for purposes of clarity and do not represent material terms or conditions of thus agreement.

       16.9 MODIFICATION, WAIVER. This Agreement may be modified only in a writing signed by Company. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.


AGREED TO BY:

StudioBuzz.com, LLC                        Mediachase, Ltd.


By:________________________________        By:__________________________________

Title:_____________________________        Title:_______________________________

Date:______________________________        Date:________________________________


Consultant_______________     Company______________

                                   SCHEDULE 1

                                PROJECT SCHEDULE
                                   RELATING TO
                                 STUDIOBUZZ.COM

The following is Project Schedule No. 1 (the "PROJECT SCHEDULE"), made as of September 30, 1999 (the date work commenced by MediaChase on behalf of StudioBuzz, an entity in formation) to the Consulting Agreement (the "AGREEMENT") executed on March 28, 2000, between StudioBuzz.com, LLC ("COMPANY"), and Mediachase, Ltd. ("CONSULTANT"). Except as specifically stated herein, each capitalized term used in this Project Schedule shall have the same meaning as is assigned to it in the Agreement.

1.     SERVICES TO BE PROVIDED

The "SERVICES," as that term is used in the Agreement, shall include the following:

Consultant has and shall continue to perform all services and take all actions necessary to develop, create and facilitate the initial launch on the Internet of the STUDIOBUZZ.COM Web Site, as contemplated by the parties herein. Consultant shall produce and deliver each Work described in section 6 below. Consultant's services shall include all work necessary to create a working, interactive Web Site which conforms in all material and functional respects to the prototype delivered to Company by Consultant on [TBD]. The standard of acceptance for all Works shall be material conformity to (i) the prototype; and (ii) the written specifications provided by to Company by Consultant in the specifications document to be delivered by Consultant to Company on or before [TBD].

2.     COMPENSATION.

Company shall cash flow all fees and expenses according to the budget to be mutually agreed upon by the parties. Company shall pay such budgeted amounts in advance each month. Additionally, the parties acknowledge that such budget shall include a monthly consulting fee for the services of Lutz in the amount of $14,000 per month for his services as described in Section 5.2 of the Agreement through September, 2000 (to the extent such amount has not been paid pursuant to the Consulting Agreement, between Onlinfilmsales.com, LLC and MediaChase).

3.     PROJECT MANAGERS.

Company and Consultant shall each designate a project manager who will assume primary responsibility for communicating with the other party and for advancing the project. In addition, Company will appoint a production accountant who will be on site at Consultant's offices. Consultant shall not be authorized to pay any invoices to third parties without the prior approval of the production accountant.

Consultant Project Manager(s):  Eric Olson and/or Chris Lutz
Company Project Manager:        Dean Shapiro and/or Heidi Lester
Company Production Accountant:  Bennett Lientz

4.     TERM AND TERMINATION.

This Project Schedule shall commence upon the effective date of the Agreement and shall terminate upon delivery and acceptance of the Works described in
Section 7 but not later than September 30, 2000 unless mutually agreed in writing by the parties.

5. COMPANY MATERIALS. Company or other representatives shall provide Consultant with the following in the formats set forth in the table below (except for items specifically described below as being provided by Consultant):

     ---------------------------------------------------------------------------------------------------------------
     MATERIALS TO BE PROVIDED BY COMPANY
     ---------------------------------------------------------------------------------------------------------------
     SECTION OF                            DETAILED                                PARTY
     WEB SITE            REQUIRED CONTENT  DESCRIPTION        REQUIRED FORMAT      RESPONSIBLE      DATE DUE
     ---------------------------------------------------------------------------------------------------------------
     [TBD]               [TBD]             [TBD]              [TBD]                [TBD]            [TBD]
     ---------------------------------------------------------------------------------------------------------------

The content list may change throughout the development process. The parties agree the Consultant Project Manager and Company Project Manager can authorize reasonable changes to the content list without execution of a Change Order, but must confirm such changes in writing by fax or email. If the Project Managers determine that the timing or scope of requested content changes is likely to effect estimated project costs or milestones, a Change Order is required before the changes contemplated will be executed by Consultant.

6. PROJECT TIMETABLE FOR WORKS DELIVERY. Based upon Company's written specifications, Consultant has described the major milestones, works to be delivered and dates for delivery of Works below. Company agrees that any delay with respect to the provision of Company Materials, approvals, or other assistance to Consultant, changes in the specifications by Company (or delays contemplated as a result of the matters described in Section 4.2 of the Agreement) shall reasonably extend the deadline for subsequent tasks or milestones set forth in the table below by a period at least equal to such delays. In addition, for any Company obligation described as time-sensitive or critical in this Project Schedule, failure of the Company to meet its deadline due to the delays will entitle Consultant to prepare a revised Project Timetable based on a realistic estimate of the effect of the delay on the completion of the project, taking into account other work scheduled by Consultant. [THE FOLLOWING CHART IS PROVIDED AS AN EXAMPLE. ACTUAL MILESTONE SCHEDULE TO BE DETERMINED.]

     -------------------------------------------------------------------------------------------------------------------
     PROJECT ESTIMATE
     -------------------------------------------------------------------------------------------------------------------
     MILESTONE               DESCRIPTION OF MILESTONE             WORKS TO BE DELIVERED                DATE
     -------------------------------------------------------------------------------------------------------------------
     Kick-Off Meeting        Development process begins,          None                                 October 1, 1999
                             with Consultant design team
                             beginning work on design options.
     -------------------------------------------------------------------------------------------------------------------
     Delivery of             Specifications, including           Specifications Document               [TBD]
     Specifications          a factor summary, Project
                             timeline and deliverables.
     -------------------------------------------------------------------------------------------------------------------
     Beta Site Completion/   Working site with technical         Prototype with technical              [TBD]
     Quality Assurance       functionality and revisions         components completed
                             based on client comments.
     -------------------------------------------------------------------------------------------------------------------
     Launch                  Delivery of completed version as
                             agreed by the parties and debut
                             of the functioning Web Site.        Final Deliverable                     [TBD]
     -------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------

7. WORKS DELIVERED TO COMPANY. Each item listed in the "Works to be Delivered" column in the chart above ("WORKS") will be subject to delivery and acceptance by the Company under the terms of the Agreement.

8. THIRD PARTY SOFTWARE. The following Third Party Software will be necessary for the operation of the Company Website: .[TBD]. [Note: Must include licensing fees per Section 2.4 of the Agreement]


9. COMPLETION DATE. The Project is proposed for completion on or before [TBD].

10. DEVELOPMENT SITE. The URL for the development site which Company may use to review progress under this Project Schedule is:

Development Site IP Address: [TBD]
Username: __________________________
Password: __________________________

11.    CONSULTANT AND COMPANY CONTACTS.

Company - Contact              Consultant - Technical Contact     Consultant - Administrative
Heidi Lester                   Chris Lutz                         Contact
1351 4th Street, Suite 227     8286 Santa Monica Blvd.            Melanie Lutz
Santa Monica, CA 90401         West Hollywood, CA 90046           8286 Santa Monica Blvd.
Phone: 310.394.4025            Phone: 323.822.3600                West Hollywood, CA 90046
Fax: 310.394.2625              Fsx: 323.822.3606                  Phone: 323.822.3600
mark@onlinefilmsales.com       chris@mediachase.com               Fax: 323.822.3606
                                                                  melanie@mediachase.com

Company agrees that the individuals listed above have full authority to direct and provide feedback relating to the services described in this Project Schedule, including but not limited to the ability to execute a Milestone/Deliverable Acknowledgement of Acceptance.

12. COMPETITIVE PROJECT. For purposes of Section 11.1 of the Agreement "competitive project" shall have the meaning to be mutually agreed by the parties in writing on or before the time of delivery of specifications.

13. CONSULTANT INTELLECTUAL PROPERTY REPRESENTATIONS. The representations of Consultant in Section 8.1 of the Agreement, regarding intellectual property rights, are made to the best of Consultant's knowledge without any independent investigation.


StudioBuzz.com, LLC                        Mediachase, Ltd.


By:_________________________________       By:__________________________________

Title:______________________________       Title:_______________________________

Date:_______________________________       Date:________________________________